DELTA APPAREL, INC.

                           DEFERRED COMPENSATION PLAN

                                       FOR

                                  KEY MANAGERS














                               Effective [ ], 2000






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                                                 TABLE OF CONTENTS

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ARTICLE I. REFERENCES, CONSTRUCTION AND DEFINITIONS....................................................      1
         1.1      Adjustment Date......................................................................      1
         1.2      Beneficiary..........................................................................      1
         1.3      Board................................................................................      1
         1.4      Code.................................................................................      1
         1.5      Committee............................................................................      1
         1.7      Compensation.........................................................................      1
         1.8      Deemed Deferrals.....................................................................      2
         1.9      Deferral Account.....................................................................      3
         1.10     Deferral Election....................................................................      3
         1.11     Disability...........................................................................      3
         1.12     Effective Date.......................................................................      3
         1.13     Elective Deferrals...................................................................      3
         1.14     Elective 401(k) Deferrals............................................................      3
         1.15     Employee.............................................................................      3
         1.16     Employment Year......................................................................      3
         1.17     ERISA................................................................................      3
         1.18     Hour of Service......................................................................      3
         1.19     Installment Account..................................................................      4
         1.20     Interest Equivalent..................................................................      4
         1.21     Lump Sum Account.....................................................................      4
         1.22     Month of Service.....................................................................      4
         1.23     Named Fiduciary......................................................................      4
         1.24     Participant..........................................................................      4
         1.25     Participating Company................................................................      4
         1.26     Plan.................................................................................      4
         1.27     Plan Administrator...................................................................      4
         1.28     Plan Year............................................................................      4
         1.29     Retirement...........................................................................      4
         1.30     Savings Plan.........................................................................      4
         1.31     Termination of Service...............................................................      5
         1.32     Trigger Event........................................................................      5
         1.33     Year of Service......................................................................      5

ARTICLE II. ELIGIBILITY AND PARTICIPATION..............................................................      5
         2.1      Eligibility..........................................................................      5
         2.2      Participation........................................................................      5
         2.3      Elective Deferrals...................................................................      5
         2.4      Limitations on Elective Deferrals....................................................      6
         2.5      Deemed Deferrals.....................................................................      6
         2.6      Method-of-Payment Election...........................................................      6

ARTICLE III. ACCOUNTS OF PARTICIPANTS..................................................................      6
         3.1      Accounts.............................................................................      6
         3.2      Accounting of Lump Sum Account.......................................................      6
         3.3      Accounting of Installment Account....................................................      7
         3.4      Accounting of Level-Payment Installment Account .....................................      7


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ARTICLE IV. VESTING....................................................................................      8

ARTICLE V. BENEFITS....................................................................................      8
         5.1      Method and Timing....................................................................      8
         5.2      Payments to Beneficiary..............................................................      9
         5.3      Withholding Taxes; Employment Taxes..................................................      10
         5.4      Payments To Relieve Financial Hardship...............................................      10

ARTICLE VI. DESIGNATION OF BENEFICIARIES...............................................................      10
         6.1      Beneficiary Designation..............................................................      10
         6.2      Failure to Designate Beneficiary.....................................................      11

ARTICLE VII. COMMITTEE.................................................................................      11
         7.1      Authority............................................................................      11
         7.2      Voting...............................................................................      11
         7.3      Records..............................................................................      11
         7.4      Liability............................................................................      11
         7.5      Ministerial Duties...................................................................      11

ARTICLE VIII. AMENDMENT AND TERMINATION................................................................      11

ARTICLE IX. CLAIMS PROCEDURE...........................................................................      12
         9.1      Filing of a Claim for Benefits.......................................................      12
         9.2      Notification to Claimant of Decision.................................................      12
         9.3      Procedure for Review.................................................................      12
         9.4      Decision on Review...................................................................      12
         9.5      Action by Authorized Representative of Claimant......................................      13

ARTICLE X. MISCELLANEOUS ..............................................................................      13
         10.1     Nonalienation of Benefits............................................................      13
         10.2     No Trust Created.....................................................................      13
         10.3     No Employment Agreement..............................................................      13
         10.4     Funding Policy.......................................................................      13
         10.5     Binding Effect.......................................................................      13
         10.6     Entire Plan..........................................................................      14
         10.7     Merger or Consolidation..............................................................      14
         10.8     Payment to Incompetent...............................................................      14
         10.9     No Contributions.....................................................................      14
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                               DELTA APPAREL, INC.
                           DEFERRED COMPENSATION PLAN
                                       FOR
                                  KEY MANAGERS

                         EFFECTIVE [_____________, 2000]

                                    PREAMBLE

The Participating Companies have established this Plan to contribute to their long-range growth. It is the intention of the parties that the Plan be unfunded for tax purposes and for purposes of Title I of ERISA. A Participating Company shall be liable only with respect to obligations incurred pursuant to this Plan for its own Employees; no Participating Company shall be liable with respect to benefits due an Employee of any other Participating Company. Under the Plan, each year, each Participating Company awards a select group of its key Employees with deferred benefits based on the Employee's Elective and Deemed Deferrals for the year. Such benefits are normally payable by that Participating Company to its Employees or their beneficiaries upon Retirement, Disability, death, or other Termination of Service.


               ARTICLE I. REFERENCES, CONSTRUCTION AND DEFINITIONS

Unless otherwise indicated, all references to articles, sections and subsections shall be to the Plan as set forth herein. The Plan and all rights thereunder shall be construed and enforced in accordance with ERISA and the laws of the State of South Carolina, to the extent that each may be applicable. The article titles and the captions preceding sections and subsections have been inserted solely as a matter of convenience and in no way define or limit the scope or intent of any provisions. Whenever used herein, the singular includes the plural, the masculine includes the feminine. Whenever used herein and capitalized, the following terms shall have the respective meaning indicated unless the context plainly requires otherwise.

1.1 ADJUSTMENT DATE. The last day of each calendar quarter, the date of a Trigger Event, and such other times as the Committee shall establish.

1.2 BENEFICIARY. The beneficiary or beneficiaries designated by a Participant pursuant to ARTICLE VI to receive the amount, if any, payable under the Plan upon the death of such Participant, or, where there has been no such designation or an invalid designation, the individual or entity, or the individuals or entities, who will receive such amount.

1.3 BOARD. The respective Boards of Directors of each of the Participating Companies.

1.4 CODE. The Internal Revenue Code of 1986, as amended. All citations to sections of the Code are to such sections as they may from time to time be amended or renumbered.

1.5 COMMITTEE. The committee which administers the Plan and which is more particularly described in ARTICLE VII below. The Committee shall be constituted by the individuals who hold the following offices of Delta Apparel, Inc.: Chief Financial Officer, Vice President - Manufacturing, Vice President - Human Resources and Benefits Coordinator.

1.7 COMPENSATION. Compensation with respect to any Participant means such Participant's wages as defined in Code Ssection 3401(a) and all other payments of compensation by a Participating Company (in the course of the

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     Participating   Company's   business   for  a  Plan   Year  for  which  the
     Participating  Company is  required to furnish  the  Participant  a written
     statement  under  Code  Sections   6041(d),   6051(a)(3)  and  6052).   The
     determination of Compensation shall be made by excluding moving expenses, income from stock options, income from stock awards, income from incentive stock awards.

1.8 DEEMED DEFERRALS. With respect to a Participant, an amount equal to the sum of subsections (a) and (b) below:

     (a)  During each Plan Year, the difference between:

          (i) the Nonelective Contribution and forfeitures allocation for the Plan Year which would have been credited to the account of the Participant in the Savings Plan had the Participant's Elective Deferrals under this Plan counted as compensation under the Savings Plan for the Plan Year and had there been disregarded the compensation and annual addition limitations of Sections 401(a)(17) and 415 of the Code and the corresponding provisions of the Savings Plan, and

          (ii) the Nonelective Contribution and forfeitures for the Plan Year actually credited to the Participant's account in the Savings Plan; plus

     (b) Subject to the limitations set forth in subsection (b)(ii) below, and less the amount set forth in subsection (b)(iii) below, during each Plan Year, the following amount:

          (i) effective as of July 1, 1999, an amount equal to the following percentage of the Participant's Elective 401(k) Deferrals for such Plan Year:

                  # Years of Service                % of the Participant's
                                                   Elective 401(k) Deferrals
                            0-5                               25%
                           5-10                               30%
                           11-15                              35%
                           16 and over                        40%

          (ii) The amount computed under subsection (b)(i) above shall be limited as follows:

               (A) the above percentages shall not be applied to any portion of the Participant's Elective 401(k) Deferrals which exceeds four percent (4%) of the Participant's Compensation, and in computing the Participant's Compensation, there shall be disregarded any portion of Compensation which exceeds an amount equal to the compensation limitation of Section 401(a)(17) of the Code as adjusted as of the start of the Plan Year (e.g., $160,000 for 1998);

               (B) the above percentages shall not be applied to any portion of the Participant's Elective 401(k) Deferrals which exceeds an amount equal to the amount set forth in Code Section
                    402(g)(1) as adjusted as of the start of the Plan Year (e.g., $10,000 for 1998); and

               (C) for purposes of the above formula, "Years of Service" shall be calculated from the Participant's most recent date of hire. With respect to a Participant who (i) was employed by an entity that was a Participating Company (the "Prior Employer") under the Delta Woodside Group Deferred Compensation Plan for Key Managers on January 1, 2000 and

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          (ii) in  connection   with  the   distribution   from  Delta  Woodside
               Industries, Inc. to its shareholders of all of the stock of Delta
               Apparel,    Inc.    and   DH    Apparel    Company,    Inc.    on
               [___________________,  2000] (the "DWI Reorganization") became an employee of the Participating Company (under this Plan) by which the Participant is currently employed, the "most recent date of hire" shall be the most recent date of hire of the Participant by the Prior Employer preceding the DWI Reorganization.

          (iii)from the amount computed pursuant to subsection (b)(i) above (and as limited as provided in subsection (b)(ii) above), the amount of any matching contribution allocated to the Participant's account under the Savings Plan for the Plan Year shall be subtracted.

1.9 DEFERRAL ACCOUNT. With respect to each Participant, the separate bookkeeping account (consisting of the Participant's Lump Sum Account, Installment Account and Level-Payment Installment Account) to be kept with respect to such Participant.

1.10 DEFERRAL ELECTION. An irrevocable election by a Participant to defer a portion of Compensation for a Plan Year, such election to be made in the manner prescribed in Section 2.3. Amounts so deferred are "Elective Deferrals."

1.11 DISABILITY. A physical or mental condition under which the Employee qualifies for disability benefits under the long-term disability plan of the Participating Company which employs the Employee; provided, however, if the Employee is not covered by such plan, the Employee shall be under a Disability if he would have qualified for disability benefits under the plan were he covered by the plan; provided, further, if there is no such plan, the Employee shall be under a Disability if the Committee, in the exercise of its sole and absolute discretion, determines based upon competent medical evidence satisfactory to the Committee that the Employee, after 60 days following the expiration of any sick pay to which the Participant may be entitled, cannot perform each of the material duties of the Employee's regular occupation by reason of sickness or injury .

1.12 EFFECTIVE DATE. The Effective Date of this Plan is [_______________, 2000].

1.13 ELECTIVE DEFERRALS. With respect to a Participant for a Plan Year, the amount of the Participant's Compensation deferred pursuant to a Deferral Election.

1.14 ELECTIVE 401(K) DEFERRALS. With respect to a Participant for a Plan Year, the Participant's elective deferrals under the Savings Plan for the plan year of the Savings Plan corresponding to the Plan Year.

1.15 EMPLOYEE. An individual in the service of the Participating Company if the relationship between him and the Participating Company is the legal relationship of employer and employee.

1.16 EMPLOYMENT YEAR. The 12-month period beginning on the Employee's date of hire.

1.17 ERISA. The Employee Retirement Income Security Act of 1974, as amended. All citations to sections of ERISA are to such sections as they may from time to time be amended or renumbered.

1.18 HOUR OF SERVICE. An Hour of Service means (1) each hour for which an Employee is directly or indirectly compensated or entitled to compensation by a Participating Company for the performance of duties during the applicable computation period; (2) each hour for which an Employee is directly or indirectly compensated or entitled to compensation by a Participating Company (irrespective of whether the

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     employment  relationship has terminated) for reasons other than performance of duties (such as vacation,  holidays,  sickness,  jury duty,  disability,
     lay-off,   military  duty  or  leave  of  absence)  during  the  applicable computation period; (3) each hour for which back pay is awarded or agreed to by a Participating Company without regard to mitigation of damages. These hours will be credited to the Employee for the computation period or
     periods  to  which  the  award  or  agreement   pertains  rather  that  the
     computation period in which the award, agreement or payment is made. The same Hours of Service shall not be credited both under (1) or (2), as the case may be, and under (3).

1.19 INSTALLMENT  ACCOUNT.  With  respect  to  each  Participant,   the  account
     described in Section 3.3 below.

1.20 INTEREST EQUIVALENT. With respect to each Adjustment Date, the dollar amount to be added to the Participant's Lump Sum Account, Installment Account or Level-Payment Installment Account, as the case may be, equal to the product of the amount credited to the account as of the next preceding Adjustment Date reduced by one-half of the amount of benefit payments made since the next preceding Adjustment Date (i.e., during the "current calendar quarter") and increased by one-half of the Elective and Deemed Deferrals for the "current calendar quarter" allocable to such account, times the greater of (i) the Average AAA Corporate Bond Yield last published by Moody's Bond Survey before the next preceding Adjustment Date or (ii) such other interest or yield rate as the Committee may designate for the Plan Year ending on such Adjustment Date.

1.21 LUMP SUM ACCOUNT. With respect to each Participant, the account described in Section 3.2 below.

1.22 MONTH OF SERVICE. A Month of Service means a calendar month during any part of which an Employee completed an Hour of Service; provided, however, that a Participant shall be credited with a Month of Service for each month during the 12-month computation period in which he has not incurred a 1-Year Break in Service.

1.23 NAMED FIDUCIARY. Delta Apparel, Inc.

1.24 PARTICIPANT. An Employee who has been notified pursuant to Section 2.1 that he is eligible to participate in the Plan and who has made a Deferral Election and any former Employee who has a Deferral Account under the Plan.

1.25 PARTICIPATING COMPANY. Delta Apparel, Inc. The term "Participating Company" shall be construed as if the Plan were solely the Plan of such Participating Company, unless the context plainly requires otherwise. Notwithstanding anything herein to the contrary, with the consent of Delta Apparel, Inc., any other corporation or entity, whether an affiliate or subsidiary or not, may adopt this plan and all of the provisions hereof, and participate herein and be known as a Participating Company.

1.26 PLAN. The Delta Apparel, Inc. Deferred Compensation Plan for Key Managers as contained herein and as may be amended from time to time hereafter.

1.27 PLAN ADMINISTRATOR. The Committee.

1.28 PLAN YEAR. The period commencing January 1 and ending on the first December 31 thereafter.

1.29 RETIREMENT. Termination of Service, other than on account of death, after attaining age 62.


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1.30 SAVINGS PLAN. The Delta Apparel, Inc. Savings and Investment Plan, a 401(k)
     profit-sharing plan qualified under Section 401(a) of the Code, and any successor plan.

1.31 TERMINATION OF SERVICE. Termination of the Participant's employment with a Participating Company for any reason; provided, however, that the transfer of an Employee from employment by one Participating Company or affiliated company to employment by another Participating Company or affiliated company shall not constitute a Termination of Service.

1.32 TRIGGER EVENT. A Trigger Event is either of the following: (a) The first date on which Delta Apparel, Inc. is in default of any Financial Covenant and has not cured such default by the expiration of the applicable period for cure, if any, for such a default. At any time, "Financial Covenant" shall mean any financial covenant that is established by and set forth in the written terms and conditions governing the Company's primary revolving debt facility in existence at such time. The term "Financial Covenant" is intended to include financial covenants of the type customarily included in revolving credit facilities, such as covenants based on leverage ratios, fixed charge coverage ratios, minimum corporate net worth and the like; provided, that the Trigger Event described in this Section 1.32(a) shall constitute a Trigger Event for purposes of this Plan only with respect to benefits accrued under the Plan after the date that Delta Woodside Industries, Inc. distributes to its shareholders all of the stock of Delta Apparel, Inc. and DH Apparel Company, Inc. in connection with the DWI Reorganization; and, (b) Any other event designated as a "Trigger Event" by action of the Board of a Participating Company in the exercise of its sole and absolute discretion. No event shall qualify as a Trigger Event merely because the Board has previously designated one or more similar events as a Trigger Event.

1.33 YEAR OF SERVICE. Any twelve consecutive Months of Service. For vesting purposes, the computation period shall be the Employment Year. For purposes of Deemed Deferrals only, the computation period shall be the Employment Year; however, only Years of Service from the Participant's most recent date of hire shall be considered; provided that with respect to a
     Participant who (i) was employed by an entity that was a Participating Company (the "Prior Employer") under the Delta Woodside Group Deferred Compensation Plan for Key Managers on January 1, 2000 and (ii) in connection with the DWI Reorganization, became an employee of the Participating Company (under this Plan) by which the Participant is currently employed, the "most recent date of hire" shall be the most recent date of hire of the Participant by the Prior Employer preceding the DWI Reorganization. For all other purposes, the computation period shall be the Plan Year.


                    ARTICLE II. ELIGIBILITY AND PARTICIPATION

2.1 ELIGIBILITY. Such Employees as the Committee designates shall be eligible to participate in this Plan; provided, however, that no Employee who is not a member of the "select group of management" or a "highly compensated employee," as defined in Ssections 201(2), 301(a)(3) and 401(a) of ERISA shall be eligible to become a Participant.

2.2 PARTICIPATION. The Committee shall notify each Employee selected to be a Participant of the Employee's eligibility, and an Employee so notified shall become a Participant by making a Deferral Election.

2.3 ELECTIVE DEFERRALS. For each Plan Year, each eligible Employee is entitled to make a Deferral Election, in such manner and form as the Committee prescribes, to defer Compensation for the Plan Year. Except in the case of an "unforeseeable emergency" as defined in Section 5.4 below, such election shall be irrevocable during the Plan Year. Deferral Elections shall be made as follows: (a) within 30 days following the adoption of this Plan to defer Compensation to be earned subsequent to the Deferral Election for the remainder of such

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     Plan Year; (b) within 30 days following the date on which an Employee first becomes eligible to participate in this Plan to defer compensation to be earned subsequent to the Deferral Election for the remainder of such Plan Year; or (c) in all other cases on or before December 31 to defer
     compensation  to  be  earned  in  succeeding  Plan  Years.   The  foregoing
     notwithstanding, each eligible Employee may make a special Deferral Election with respect to each bonus to which the Employee becomes entitled, provided that such Deferral Election is made before the Employee earns such bonus.

2.4 LIMITATIONS ON ELECTIVE DEFERRALS. The maximum amount of Elective Deferrals a Participant may make for a Plan Year shall be One Hundred percent (100%) of the Participant's Compensation which would otherwise be paid to the Participant during the Plan Year and which is not subject to another deferral agreement or other withholding.

2.5 DEEMED DEFERRALS. In addition to any Elective Deferrals, for each Plan Year for which a Participant has made a Deferral Election, the Participant shall receive credit for Deemed Deferrals.

2.6 METHOD-OF-PAYMENT ELECTION. Contemporaneously with the making of each Deferral Election, the Participant shall designate on a form prescribed by the Committee for such purpose whether the benefits pursuant to such Deferral Election are to be paid in a single sum, installments or level-payment installments, as provided in Section 5.1(a). If a Participant fails to make such method-of-payment election, the Participant shall be deemed to have elected installment payments.


                      ARTICLE III. ACCOUNTS OF PARTICIPANTS

3.1 ACCOUNTS. The Committee shall establish and cause to be maintained three separate accounts for each Participant to be known respectively as the Participant's "Lump Sum Account," "Installment Account," and "Level-Payment Installment Account."

3.2 ACCOUNTING OF LUMP SUM ACCOUNT. As of each Adjustment Date, the Committee shall debit and credit each Participant's Lump Sum Account in the following order:

     (A) PAYMENTS. There shall be debited the amount of benefit payments made to or on behalf of the Participant or the Participant's Beneficiary during the Plan Year ending on the Adjustment Date (i.e., the "current calendar quarter") and allocable to such Lump Sum Account.

     (B) INTEREST EQUIVALENT. The Committee, in the exercise of its sole and absolute discretion, shall determine the Interest Equivalent for the "current calendar quarter" and there shall be credited the Interest Equivalent, if any, for such Lump Sum Account.

     (C) ELECTIVE DEFERRALS. If the Participant elected pursuant to Section 2.6 for benefits payable under a Deferral Election for the "current Plan Year" to be paid in a single sum, then there shall be credited the Participant's Elective Deferrals made pursuant to such Deferral Election for the "current Plan Year."

     (D) DEEMED DEFERRALS. If the Participant elected pursuant to Section 2.6 for benefits payable under a Deferral Election for the "current Plan Year" to be paid in a single sum, then there shall be credited the Participant's Deemed Deferrals relating to such Deferral Election.

     (E) ADMINISTRATIVE EXPENSES. The Committee, in the exercise of its sole and absolute discretion, shall determine the amount of the expenses each Participating Company incurred for the "current Plan Year" in

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          administering  the Plan.  There shall be debited  such  portion of the amount of such administrative expenses as the Committee determines, in the exercise of its sole and absolute discretion, to be equitable.

3.3 ACCOUNTING OF INSTALLMENT ACCOUNT. As of each Adjustment Date, the Committee shall debit and credit each Participant's Installment Account in the following order:

     (A) PAYMENTS. There shall be debited the amount of benefit payments made to or on behalf of the Participant or the Participant's Beneficiary during the Plan Year ending on the Adjustment Date (i.e., the "current calendar quarter") and allocable to such Installment Account.

     (B) INTEREST EQUIVALENT. The Committee, in the exercise of its sole and absolute discretion, shall determine the Interest Equivalent for the "current calendar quarter" and there shall be credited the Interest Equivalent, if any, for such Installment Account on the last day of the calendar quarter.

     (C) ELECTIVE DEFERRALS. If the Participant elected pursuant to Section 2.6 for benefits payable under a Deferral Election for the "current Plan Year" to be paid in installments, then there shall be credited the Participant's Elective Deferrals made pursuant to such Deferral Election for the "current Plan Year."

     (D) DEEMED DEFERRALS. If the Participant elected pursuant to Section 2.6 for benefits payable under a Deferral Election to be paid in installments, then there shall be credited for the "current Plan Year" the Participant's Deemed Deferrals relating to such Deferral Election.

     (E) ADMINISTRATIVE EXPENSES. The Committee, in the exercise of its sole and absolute discretion, shall determine the amount of the expenses each Participating Company incurred for the "current Plan Year" in administering the Plan. There shall be debited such portion of the amount of such administrative expenses as the Committee determines, in the exercise of its sole and absolute discretion, to be equitable.

3.4 ACCOUNTING OF LEVEL-PAYMENT INSTALLMENT ACCOUNT. As of each Adjustment Date, the Committee shall debit and credit each Participant's Level-Payment Installment Account in the following order:

     (A) PAYMENTS. There shall be debited the amount of benefit payments made to or on behalf of the Participant or the Participant's Beneficiary during the Plan Year ending on the Adjustment Date (i.e., the "current calendar quarter") and allocable to such Level-Payment Installment Account.

     (B) INTEREST EQUIVALENT. The Committee, in the exercise of its sole and absolute discretion, shall determine the Interest Equivalent for the "current calendar quarter" and there shall be credited the Interest Equivalent, if any, for such Level-Payment Installment Account on the last day of the calendar quarter; provided that no Interest Equivalent shall be credited for such Level-Payment Installment Account on or after the date that the Participant first receives a monthly benefit payment pursuant to Section 5.1(a)(ii)(B).

     (C) ELECTIVE DEFERRALS. If the Participant elected pursuant to Section 2.6 for benefits payable under a Deferral Election for the "current Plan Year" to be paid in level-payment installments, then there shall be credited the Participant's Elective Deferrals made pursuant to such Deferral Election for the "current Plan Year."

     (D) DEEMED DEFERRALS. If the Participant elected pursuant to Section 2.6 for benefits payable under a Deferral Election to be paid in level-payment installments, then there shall be credited for the "current Plan Year" the Participant's Deemed Deferrals relating to such Deferral Election.

     (E) ADMINISTRATIVE EXPENSES. The Committee, in the exercise of its sole and absolute discretion, shall determine the amount of the expenses each Participating Company incurred for the "current Plan Year" in administering the Plan. There shall be debited such portion of the amount of such administrative expenses as the Committee determines, in the exercise of its sole and absolute discretion, to be equitable.


                               ARTICLE IV. VESTING

Participants are always One Hundred percent (100%) vested in the portion of their Deferral Accounts attributable to Elective Deferrals. Each Participant shall vest in that portion of the Participant's Deferral Account attributable to Deemed Deferrals (the "Deemed Deferral Benefit") at the same rate as the Participant vests in the Participant's account balance in the Savings Plan, except that upon, and at all times following, a Trigger Event, Participants of the Participating Company which has incurred such Trigger Event shall be One Hundred percent (100%) vested in their Deemed Deferral Benefits. If as of a Participant's Termination of Service the Participant is not fully vested in the Participant's account in the Savings Plan and a Trigger Event has not occurred, then the Participant shall forfeit the percentage of the Participant's Deemed Deferral Benefit equal to the percentage of the account in the Savings Plan in which the Participant is not vested as of such Termination of Service.


                               ARTICLE V. BENEFITS

5.1 METHOD AND TIMING.

         (A) RETIREMENT, DISABILITY OR DEATH.

          (i) LUMP SUM PAYMENT. On the January 1st following the Participant's Retirement or Termination of Service on account of Disability or death, the Participating Company which is the employer of such Participant shall pay in a single sum to the Participant or the Participant's Beneficiary, as the case may be, an amount equal to the vested amount credited to the Participant's Lump Sum Account adjusted in accordance with Section 3.1 as of the last Adjustment Date preceding such payment.

          (ii)

               (A) INSTALLMENTS. After the Participant's Retirement or Termination of Service on account of Disability or death, the Participating Company which is the employer of such Participant shall pay in 120 monthly installments the vested amount credited to the Participant's Installment Account. Payment shall commence on the first January 1st following such Retirement or Termination of Service, and shall continue on the first day of each month thereafter until 120 monthly payments have been made. The amount of each monthly installment payable during a Plan Year shall equal the quotient obtained by dividing (1) the balance credited to the Participant's Installment Account as of the Adjustment Date next preceding the Plan Year by (2) the number of installments remaining as of such Adjustment Date. As provided by and in accordance with Article III, during the period of payment of such installments the Participant's Installment Account shall continue to be credited with its Interest Equivalent.

               (B) LEVEL-PAYMENT INSTALLMENTS. After the Participant's Retirement or Termination of Service on account of Disability or death, the Participating Company which is the employer of such Participant shall pay in 120 monthly installments the vested amount credited to the Participant's Level- Payment Installment Account plus interest as set forth in this Section 5.1(a)(ii)(B). Payment shall commence on the first January 1st following such Retirement or Termination of Service, and shall continue on the first day of each month thereafter until 120 monthly payments have been made. The amount of each monthly installment shall be determined in accordance with the following formula:

                                                    PV
                                        ---------------------------
                           Payment  =   (1-1/1+i)119
                                         ----------- + 1
                                              i

PV = Level-Payment Installment Account balance as of the last day of the last quarter ending prior to the payment date for the first monthly installment

i    = Level-Payment Installment Fixed Rate divided by 12

The Committee shall set the "LEVEL-PAYMENT INSTALLMENT FIXED RATE" each Plan Year on the last day of the third calendar quarter at a rate equal to (i) the Average AAA Corporate Bond Yield last published by Moody's Bond Survey prior to such date or (ii) such higher rate as the Committee, in its sole discretion, may determine on or prior to such date. The Level-Payment Installment Fixed Rate set by the Committee in any given Plan Year shall be the Level-Payment Installment Fixed Rate used to calculate the monthly payments for all Participants who first begin receiving monthly payments of benefits from their Level-Payment Installment Account in the immediately following Plan Year.

          (iii)DISCRETIONARY PAYMENT UPON DEATH. Notwithstanding the provisions of Sections 5.1(a)(i) and (ii) above, upon a Participant's death, the Participating Company which is the employer of such Participant may, in the exercise of its absolute and sole discretion, pay in a single sum to the Participant's Beneficiary an amount equal to the vested amount credited to the Participant's Lump Sum Account, Installment Account and Level-Payment Installment Account adjusted in accordance with
               Section 3.1 as of the last Adjustment Date preceding such payment. Such lump sum payment shall discharge the Participating Company's obligation to pay benefits under this Plan to such Beneficiary.

     (B) OTHER TERMINATION OF SERVICE. On the first January 1st following the Participant's Termination of Service other than on account of Retirement, Disability or death, the Participating Company which is the employer of such Participant shall pay in a single sum to the Participant or the Participant's Beneficiary, as the case may be, an amount equal to the vested amount credited to the Participant's Lump Sum Deferral Account, Installment Account and Level-Payment Installment Account, each adjusted in accordance with Article III as of the last Adjustment Date preceding such January 1st.

               Notwithstanding the foregoing, if a Participant's employment is terminated as a result of the sale or closure of a Participating Company, or of a subsidiary or division of a Participating Company, the Participating Company which is the employer of such Participant shall pay in a single sum to the Participant or the Participant's Beneficiary, as the case may be, an amount equal to the vested amount credited to the Participant's Lump Sum Deferral Account, Installment Account and Level-Payment Installment Account, each adjusted in accordance with Article III as of the last Adjustment Date preceding such sale or closure, such payment to occur as soon as administratively feasible after such sale or closure.

     (C) TRIGGER EVENT. Upon the happening of a Trigger Event, the Participating Company which is subject to such Trigger Event shall immediately pay to each Participant which is its Employee, in a single sum, the amount credited to the Participant's Deferral Account adjusted in accordance with Article III as of the date of the Trigger Event.

5.2 PAYMENTS TO BENEFICIARY. In the event a Participant dies prior to full payment of the Participant's Deferral Account under this Article V, all remaining payments due hereunder shall be made to such Participant's Beneficiary; provided, however, if the Committee so directs in the exercise of its sole discretion, the Participating Company shall pay the remainder of the Deferral Account in one single sum. In the event the Beneficiary survives the Participant but dies prior to full payment of benefits hereunder, all remaining payments shall be made to the Beneficiary's estate.

5.3 WITHHOLDING TAXES; EMPLOYMENT TAXES. Any amounts paid to a Participant or Beneficiary shall be reduced by the amount of taxes required by law to be withheld. The Participating Company which is the employer of the Participant shall timely furnish the Participant and Beneficiary with the appropriate tax information form evidencing such payment and the amount thereof. Each Participating Company shall be solely responsible for paying employment taxes (e.g., FICA, FUTA, state unemployment), if any, attributable to payments to Participants and Beneficiaries which are its Employees.

5.4 PAYMENTS TO RELIEVE FINANCIAL HARDSHIP. Notwithstanding any provision in this Plan to the contrary, the Committee in the exercise of its sole and absolute discretion shall have the power and authority to direct a Participating Company to pay to a Participant or the Participant's Beneficiary such amount as is necessary to enable the Participant or Beneficiary to relieve or mitigate an "unforeseeable emergency". For purposes of the foregoing, an "unforeseeable emergency" shall have the meaning set forth in Internal Revenue Code Regulation Ssections 1.457-2(h)(4) and (5) and shall include a severe financial hardship to the Participant or Beneficiary resulting from a sudden and unexpected illness or accident of the Participant or Beneficiary or of a dependent (as defined in Code Section 152(a)) of the Participant or Beneficiary, loss of the Participant's or Beneficiary's property due to casualty, or other similar extraordinary and unforeseeable circumstances arising as a result of events beyond the control of the Participant or Beneficiary. The circumstances that will constitute an "unforeseeable emergency" will depend upon the facts of each case, but, in any case, payment may not be made to the extent that such hardship is or may be relieved --

     (a)  through reimbursement or compensation by insurance or otherwise;

     (b) by liquidation of the Participant's or Beneficiary's assets, to the extent the liquidation of such assets would not itself cause severe financial hardship; or

     (c)  by cessation of deferrals under this Plan.

College tuition or the costs of purchasing a home are not considered "unforeseeable emergencies." Withdrawals of amounts because of an "unforeseeable emergency" will only be permitted to the extent reasonably needed to satisfy the emergency need. The amount of any such payment shall be debited to the Participant's Lump Sum Account, Installment Account and Level-Payment Installment Account in such order as the Committee elects and shall not exceed the amount credited to the Deferral Account determined as of the Adjustment Date next following such payment and without regard to such payment.

                    ARTICLE VI. DESIGNATION OF BENEFICIARIES

6.1 BENEFICIARY DESIGNATION. Every Participant shall file with the Committee a written designation of one or more persons as the Beneficiary who shall be entitled to receive the amount, if any, payable under the Plan upon his death. A Participant may from time to time revoke or change his Beneficiary designation without the consent of any prior Beneficiary by filing a new designation with the Committee. The last such designation received by the Committee shall be controlling; provided, however, that no designation, or change or revocation thereof, shall be effective unless received by the Committee prior to the Participant's death, and in no event shall it be effective as of a date prior to such receipt. All decisions of the Committee concerning the effectiveness of any Beneficiary designation and the identity of any Beneficiary shall be final. If a Beneficiary shall die after the death of the Participant and prior to receiving the distribution that would have been made to such Beneficiary had such Beneficiary's death not occurred, and no alternate Beneficiary has been designated, then for the purposes of the Plan the distribution that would have been received by such Beneficiary shall be made to the Beneficiary's estate.

6.2 FAILURE TO DESIGNATE BENEFICIARY. Subject to Section 6.1, if no Beneficiary designation is in effect at the time of a Participant's death, the payment of the amount, if any, payable under the Plan upon his death shall be made to the Participant's surviving spouse, if any, or if the Participant has no surviving spouse, to the Participant's estate. If the Committee is in doubt as to the right of any person to receive such amount, the Committee may direct the Participating Company to withhold payment without liability for any interest thereon, until the rights thereto are determined, or the Committee may direct the Participating Company to pay any such amount into any court of appropriate jurisdiction, and such payment shall be a complete discharge of the liability of the Participating Company therefor.


                             ARTICLE VII. COMMITTEE

7.1 AUTHORITY. The Committee shall be responsible for the administration and interpretation of the Plan, shall act as the Plan Administrator and shall have all powers necessary to enable it to carry out its duties in the administration and interpretation of the Plan, and shall have the duty and power to determine, in the exercise of its sole and absolute discretion, all questions that may arise hereunder as to the status and rights of Participants and Beneficiaries in the Plan and as to the right of any individual to a benefit.

7.2 VOTING. The Committee shall act by a majority of the number then constituting the Committee, and such action may be taken either by vote at a meeting or in writing without a meeting.

7.3 RECORDS. The Committee shall keep a complete record of all its proceedings and all data relating to the administration of the Plan. The Committee shall make such rules and regulations for the conduct of its business as it shall deem advisable.

7.4 LIABILITY. No member of the Committee shall be personally liable for any actions taken or omitted by the Committee unless the member's action or inaction involves willful misconduct. To the extent permitted by applicable law, each Participating Company shall indemnify and hold harmless each member of the Committee and each employee of the Participating Company acting pursuant to the direction of the Committee from and against any and all liability, claims, demands, costs and expenses (including reasonable attorneys' fees) arising out of or incident to any act or failure to act in connection with the administration of the Plan, except for any such act or failure to act that involves willful misconduct.

7.5 MINISTERIAL DUTIES. The Committee may appoint one of its members to perform such ministerial duties as the Committee delegates.


                    ARTICLE VIII. AMENDMENT AND TERMINATION

Each Participating Company reserves the right, at any time and from time to time, by action of its Board to amend or terminate the Plan with respect to itself and the Participants employed by it; provided, however, no such amendment or termination shall either (a) reduce the amount of any Deferral Account, determined as of the Adjustment Date coincident with or next preceding the amendment or termination, or (b) defer payment of such Deferral Account.


                          ARTICLE IX. CLAIMS PROCEDURE

The following claims procedure shall apply with respect to the Plan:

9.1 FILING OF A CLAIM FOR BENEFITS. If a Participant or Beneficiary (the "claimant") believes that he is entitled to benefits under the Plan which are not being paid to him, he shall file a written claim therefor with the Plan Administrator. In the event a member of the Plan Administrator shall be the claimant, all actions which are required to be taken by the Plan Administrator pursuant to this Article IX shall be taken instead by the remaining members of the Plan Administrator.

9.2 NOTIFICATION TO CLAIMANT OF DECISION. Within 90 days after receipt of a claim by the Plan Administrator (or within 180 days if special circumstances require an extension of time), the Plan Administrator shall notify the claimant of the Plan Administrator's decision with regard to the claim. In the event of such special circumstances requiring an extension of time, there shall be furnished to the claimant prior to expiration of the initial 90-day period written notice of the extension, which notice shall set forth the special circumstances and the date by which the decision shall be furnished. If such claim shall be wholly or partially denied, notice thereof shall be in writing and worded in a manner calculated to be understood by the claimant, and shall set forth: (a) the specific reason or reasons for the denial; (b) specific reference to pertinent provisions of the Plan on which the denial is based; (c) a description of any additional material or information necessary for the claimant to perfect the claim and an explanation of why such material or information is necessary; and (d) an explanation of the procedure for review of the denial. If the Plan Administrator fails to notify the claimant of the decision in timely manner, the claim shall be deemed denied as of the close of the initial 90-day period (or the close of the extension period, if applicable).

9.3 PROCEDURE FOR REVIEW. Within 60 days following receipt by the claimant of notice denying his claim in whole or in part or, if such notice shall not be given, within 60 days following the latest date on which such notice could have been timely given, the claimant shall appeal denial of the claim by filing a written application for review with the Plan Administrator. Following such request for review, the Plan Administrator shall fully and fairly review the decision denying the claim. Prior to the decision of the Plan Administrator, the claimant shall be given an opportunity to review pertinent documents and to submit issues and comments in writing.

9.4 DECISION ON REVIEW. The decision on review of a claim denied in whole or in part by the Plan Administrator shall be made in the following manner:

     (a) Within 60 days following receipt by the Plan Administrator of the request for review (or within 120 days if special circumstances require an extension of time), the Plan Administrator shall notify the claimant in writing of its decision with regard to the claim. In the event of such special circumstances requiring an extension of time, written notice of the extension shall be furnished to the claimant prior to the commencement of the extension. If the decision on review is not furnished in a timely manner, the claim shall be deemed denied as of the close of the initial 60-day period (or the close of the extension period, if applicable).

     (b) With respect to a claim that is denied in whole or in part, the decision on review shall set forth specific reasons for the decision, shall be written in a manner calculated to be understood by the claimant, and shall cite specific references to the pertinent plan provisions on which the decision is based.

     (c)  The decision of the Plan Administrator shall be final and conclusive.

9.5 ACTION BY AUTHORIZED REPRESENTATIVE OF CLAIMANT. All actions set forth in this Article IX to be taken by the claimant may likewise be taken by a representative of the claimant duly authorized by him to act in his behalf on such matters. The Plan Administrator may require such evidence as it may reasonably deem necessary or advisable of the authority to act of any such representative.


                            ARTICLE X. MISCELLANEOUS

10.1 NONALIENATION OF BENEFITS. No right or benefit under the Plan shall be subject to anticipation, alienation, sale, transfer, assignment, pledge, encumbrance, attachment, garnishment or charge, and any attempt to anticipate, alienate, sell, transfer, assign, pledge, encumber, attach, garnish or charge any right or benefit under the Plan shall be void. No right or benefit hereunder shall in any manner be liable for or subject to the debts, contracts, liabilities or torts of the person entitled to such benefit. If a Participant or Beneficiary hereunder shall become bankrupt, or attempt (voluntarily or involuntarily) to anticipate, alienate, sell, transfer, assign, pledge, encumber, or charge any right hereunder, or if any creditor shall attempt to attach, garnish, levy on or otherwise alienate or affect the right or benefit of any Participant or Beneficiary hereunder, then such right or benefit shall, in the discretion of the Committee, cease and terminate, and in such event, the Committee may hold or apply the same, or any part thereof, for the benefit of the Participant or Beneficiary in such manner and in such amounts and proportions as the Committee may deem proper.

10.2 NO TRUST CREATED. The Plan constitutes a mere promise by a Participating Company to make benefit payments in the future. The obligation of a Participating Company to make a payment hereunder shall constitute only a liability of such Participating Company to the Participant, and no Participating Company shall be liable to make a payment to any Participant who is not its Employee. Each such payment shall be made from the general funds of the Participating Company, and no Participating Company shall be required to establish or maintain any special or separate fund, or to purchase or acquire life insurance on a Participant's life, or otherwise to segregate assets to assure that such payments shall be made. Neither a Participant nor a Beneficiary shall have any interest in any particular asset of a Participating Company by reason of its obligations hereunder, and the right of a Participant to receive payments under this Plan shall be merely the right of a general unsecured creditor of the Participating Company which is his employer. Nothing contained in the Plan shall create or be construed as creating a trust of any kind or any other fiduciary relationship between a Participating Company and a Participant or Beneficiary.

10.3 NO EMPLOYMENT AGREEMENT. Neither the execution of this Plan nor any action taken by a Participating Company pursuant to this Plan shall be held or construed to confer on a Participant any legal right to be continued as an employee of the Participating Company. This Plan shall not be deemed to constitute a contract of employment between a Participating Company and a Participant, nor shall any provision herein restrict the right of any Participant to terminate his employment with a Participating Company.

10.4 FUNDING POLICY. This Plan is unfunded, and benefits shall be paid from the general assets of the Participating Company which is the employer of the Participant. However, a Participating Company may reserve such funds, make such investments or purchase such insurance policies as it may from time to time choose to provide a source for payments under the Plan. The Participants and Beneficiaries shall have no claims to any such funds, investments or policies.

10.5 BINDING EFFECT. A Participating Company shall be liable only with respect to obligations incurred pursuant to this Plan for its own Employees; no Participating Company shall be liable with respect to benefits due an Employee of any other Participating Company. Benefits under the Plan shall inure to the benefit of the Participant and the Participant's Beneficiary.


10.6 ENTIRE PLAN. This document and any amendments hereto contain all the terms and provisions of the Plan and shall constitute the entire Plan, any other alleged terms or provisions being of no effect.

10.7 MERGER OR CONSOLIDATION. In the event of a merger or a consolidation of a Participating Company with another corporation or entity, or the acquisition of substantially all of the assets or outstanding stock of a Participating Company by another corporation or entity, then and in such event the obligations and responsibilities of such merged or acquired corporation under this Plan shall be assumed by any such successor or acquiring corporation or entity, and all of the rights, privileges and benefits of the Participants hereunder shall continue.

10.8 PAYMENT TO INCOMPETENT. Payments of benefits shall be made directly to a Participant or Beneficiary entitled thereof, or if such Participant or Beneficiary has been determined by a court of competent jurisdiction to be mentally or physically incompetent, then payment shall be made to the duly appointed guardian, conservator or other authorized representative of such Participant or Beneficiary. The Participating Company shall have the right to make payment directly to a Participant or Beneficiary until it has received actual notice of the physical or mental incapacity of such Participant or Beneficiary and notice of the appointment of a duly authorized representative of his estate. Any such payment to an authorized representative for the benefit of a Participant or Beneficiary shall be a complete discharge of all liability of the Participating Company therefor.

10.9 NO  CONTRIBUTIONS.   Participants  shall  not  be  permitted  to  make  any
     contributions to this plan.

                       [Page Ends; Signature Page Follows]
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                 Delta Apparel, Inc. Deferred Compensation Plan
                       for Key Managers; Signature Page]


Executed as of ______________, 2000.

DELTA APPAREL, INC.


By:___________________________
Its:__________________________

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